UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2017, Equity LifeStyle Properties, Inc. (referred to herein as the “Company,” “we,” “us,” and “our”) and our operating partnership, MHC Operating Limited Partnership (the “Operating Partnership”), elected to extend our current “at the market” (“ATM”) offering program by entering into new separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of Morgan Stanley & Co. LLC; Goldman Sachs & Co. LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; SunTrust Robinson Humphrey, Inc.; and Wells Fargo Securities, LLC (each, individually, a “Sales Agent” and together, the “Sales Agents”), pursuant to which we may sell, from time to time, shares of our common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $200,000,000, through the Sales Agents (the “Offering”). The new Equity Distribution Agreements replace the equity distribution agreements for our current ATM program.

Any Common Stock sold in the Offering will be issued pursuant to a prospectus dated November 2, 2017, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2017, in connection with one or more offerings of shares under our shelf registration statement on Form S-3 (Registration No. 333-221299) filed with the SEC on November 2, 2017 and which was automatically effective upon filing. Sales of our Common Stock made pursuant to the Equity Distribution Agreements, if any, may be sold by any method permitted by law deemed to be an ATM offering as defined in Rule 415 of the Securities Act of 1933, as amended, which includes sales made directly on the New York Stock Exchange, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange. We intend to use the proceeds from any sales in the Offering for general corporate purposes, which may include the repayment of existing indebtedness, the acquisition of additional properties as suitable opportunities arise and the renovation, expansion and improvement of our existing properties.

We made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Common Stock in each Equity Distribution Agreement and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The form of Equity Distribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the material terms of each Equity Distribution Agreement in this Item 1.01 is qualified in its entirety by reference to such Exhibit, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 2, 2017, we delivered written notice to each of RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC (each, individually, a “Prior Sales Agent” and together, the “Prior Sales Agents”) that, effective on November 2, 2017, we are terminating our equity distribution agreements, each dated May 4, 2015, with each of the Prior Sales Agents (the “Prior Equity Distribution Agreements”), pursuant to Section 12(b) of the Prior Equity Distribution Agreements. With the provision of such notice, the Prior Equity Distribution Agreements are no longer available for use.

Copies of the Prior Equity Distribution Agreements were filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2015 (the “Prior Form 8-K”), and the descriptions of the material terms of the Prior Equity Distribution Agreements contained in this Current Report on Form 8-K are qualified in their entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Common Stock.

8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.

10.1	Form of Equity Distribution Agreement, dated November 2, 2017, by and among Equity LifeStyle Properties, Inc., MHC Operating Limited Partnership and each of the Sales Agents.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1.)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

Date: November 2, 2017	By:	/s/ Paul Seavey
Paul Seavey
Executive Vice President, Chief Financial Officer and Treasurer